                                                                     Exhibit 4.2

                          LEUCADIA NATIONAL CORPORATION

                            7% Senior Notes due 2013

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                                                                November 5, 2003

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard, 10th Floor
Los Angeles, California  90025

Ladies and Gentlemen:

                  Leucadia National Corporation, a New York corporation (the "Company"), is issuing and selling to Jefferies & Company, Inc. (the "Initial Purchaser"), upon the terms set forth in a purchase agreement, dated as of November 5, 2003 (the "Purchase Agreement"), $25,000,000 aggregate principal amount at maturity of the Company's 7% Senior Notes due 2013 (the "Initial Notes"). In addition, the Company issued to Jefferies & Company, Inc., (i) pursuant to an Indenture dated as of June 5, 2003, $200,000,000 aggregate principal amount at maturity of the Company's 7% Senior Notes due 2013 (the "Series A Notes"), and (ii) pursuant to an Indenture dated as of August 13, 2003, $25,000,000 aggregate principal amount at maturity of the Company's 7% Senior Notes due 2013 (the "Series B Notes," and together with the Series A Notes and the Initial Notes, the "Notes"). The Company will file one or more Exchange Offer Registration Statements (as defined below) with respect to the one or more Exchange Offers (as defined below) for the benefit of the Holders (as defined below), the Series A Holders (as defined below) and the Series B Holders (as defined below) and will issue and deliver to such Holders, the Series A Holders and the Series B Holders, in exchange for the Notes, a like aggregate principal amount of Exchange Securities (as defined below).

                  As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company agrees with the Initial Purchaser, for the benefit of the holders of the Securities (as defined below) (including, without limitation, the Initial Purchaser), as follows:

         1.       Definitions.

                  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  Advice: See the last paragraph of Section 5.

                  Agreement: This Registration Rights Agreement.

                  Applicable Period: See Section 2(f).

                  Business Day: Any day, other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to be closed.

                  Combined Exchange Offer: See Section 2(a)(iii).

                  Closing Date: November 5, 2003.

                  controlling person: See Section 7(a).

                  DTC: See Section 5(i).

                  Effectiveness Date: The 180th day following the Closing Date.

                  Effectiveness Period: See Section 3(a).

                  Event: See Section 4(a).

                  Event Date: See Section 4(a).

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Exchange Offer: The Initial Notes Exchange Offer, the Series A Exchange Offer, the Series B Exchange Offer or a Combined Exchange Offer, as the context requires.

                  Exchange Offer Registration Statement: The Initial Notes Exchange Offer Registration Statement, the Series A Exchange Offer Registration Statement, the Series B Exchange Offer Registration Statement, or a registration statement covering a Combined Exchange Offer, as the context requires.

                  Exchange Securities: The 7% Senior Notes due 2013 of the Company, identical in all respects to the Notes, except for restrictive legends, to be issued under the Indenture.

                  Holder: Each holder of Registrable Securities.

                  Holder Indemnified Parties: See Section 7(a).

                  indemnified party: See Section 7(c).

                  indemnifying parties: See Section 7(c).

                  Indenture: The Indenture, dated as of the date hereof, between the Company and JPMorgan Chase Bank, as trustee, pursuant to which the Initial Notes are being issued, as amended or supplemented from time to time, in accordance with the terms thereof.

                  Initial Filing Date: The 120th day following the Closing Date.

                  Initial Notes: See the Preamble hereto.

                  Initial Notes Exchange Offer Registration Statement: See
Section 2(a)(i).

                  Initial Shelf Registration: See Section 3(a).

                  Initial Notes Exchange Offer: See Section 2(a)(i).

                  Losses: See Section 7(a).

                  Maximum Contribution Amount: See Section 7(d).

                  NASD: The National Association of Securities Dealers, Inc.

                  Notes: See the Preamble hereto.

                  Participating Broker-Dealer: See Section 2(f).

                  Person: An individual, trustee, corporation, limited liability company, partnership, limited liability partnership, joint stock company, joint venture, trust, unincorporated organization or association, government or any agency or political subdivision thereof, union, business association, firm or other entity.

                  Private Exchange: See Section 2(g).

                  Private Exchange Securities: See Section 2(g).

                  Prospectus: The prospectus included in a Registration Statement at the time that such Registration Statement is declared effective (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  Registrable Securities: Any of the Initial Notes, the Private Exchange Securities and the Exchange Securities received in the Initial Exchange Offer that may not be sold without restriction under federal or state securities law.

                  Registration Statement: Any registration statement of the Company that covers any of the Securities and that is filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such registration statement and Prospectus (including post-effective amendments), all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference therein.

                  Rule 144: Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.

                  Rule 144A: Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

                  Rule 415: Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  SEC: The Securities and Exchange Commission.

                  Second Effectiveness Date: The 60th day following the Second Filing Date.

                  Second Filing Date: The 30th day after the later of the (x) completion of the Initial Notes Exchange Offer and (y) the completion of an exchange offer for the Series A Notes in accordance with the Series A Registration Rights Agreement.

                  Securities: The Notes, the Private Exchange Securities and the Exchange Securities, collectively.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Series A Exchange Offer Registration Statement: See Section 2(a)(ii).

                  Series A Holder: A holder of Series A Notes.

                  Series A Notes: See the Preamble hereto.

                  Series A Registration Rights Agreement: The Registration Rights Agreement dated as of June 5, 2003 covering the Series A Notes.

                  Series B Exchange Offer Registration Statement: See Section 2(a)(ii).

                  Series B Holder: A holder of Series B Notes.

                  Series B Notes: See the Preamble hereto.

                  Series B Registration Rights Agreement: The Registration Rights Agreement dated as of August 13, 2003 covering the Series B Notes.

                  Shelf Effectiveness Date: With respect to a Shelf Registration, the 90th day after the filing of such Shelf Registration.

                  Shelf Filing Date: With respect to a Shelf Registration, the 30th day following (i) in the case of an Initial Shelf Registration, delivery of the Shelf Notice triggering the obligation to file such Initial Shelf Registration, and (ii) in the case of a Subsequent Shelf Registration, the cessation of effectiveness of the prior Shelf Registration.

                  Shelf Notice: See Section 2(i).

                  Shelf Registration: The Initial Shelf Registration and any Subsequent Shelf Registration.

                  Special Counsel: Counsel chosen by the holders of a majority in aggregate principal amount of Securities.

                  Subsequent Shelf Registration: See Section 3(b).

                  Third Effectiveness Date: The 60th day following the Third Filing Date.

                  Third Filing Date: The 30th day after the later of (x) the completion of the Initial Notes Exchange Offer, (y) the completion of an exchange offer for the Series A Notes in accordance with the Series A Registration Rights Agreement and (z) the completion of an exchange offer for the Series B Notes in accordance with the Series B Registration Rights Agreement.

                  TIA: The Trust Indenture Act of 1939, as amended.

                  Trustee: The trustee under the Indenture and, if any, the trustee under any indenture governing the Exchange Securities or the Private Exchange Securities.

                  Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                  Weekly Liquidated Damages Amount: With respect to any Event, an amount per week per $1,000 principal amount of Registrable Securities equal to $0.05 for the first 90-day period immediately following the applicable Event Date, increasing by an additional $0.05 per week per $1,000 principal amount of Registrable Securities with respect to each subsequent 90-day period, up to a maximum amount of $0.25 per week per $1,000 principal amount of Registrable Securities.

         2.       Exchange Offer.

                  (a) (i) The Company shall:

                  (A) prepare and file with the SEC promptly after the date hereof, but in no event later than the Initial Filing Date, a registration statement (the "Initial Notes Exchange Offer Registration Statement") on an appropriate form under the Securities Act with respect to a proposed offer (the "Initial Notes Exchange Offer") to the Holders to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Securities;

                  (B) use its reasonable best efforts to cause the Initial Notes Exchange Offer Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date;

                  (C) use its reasonable best efforts to keep the Initial Notes Exchange Offer Registration Statement effective until the consummation of the Initial Notes Exchange Offer pursuant to its terms; and

                  (D) unless the Initial Notes Exchange Offer would not be permitted by a policy of the SEC, commence the Initial Notes Exchange Offer and use its reasonable best efforts to, on or prior to 45 days after the Initial Notes Exchange Offer Registration Statement is declared effective, consummate the Initial Notes Exchange Offer and issue Exchange Securities in exchange for all Notes tendered prior thereto in the Initial Notes Exchange Offer.

                  (E) The Initial Notes Exchange Offer shall not be subject to any conditions, other than that the Initial Notes Exchange Offer does not violate Applicable Law or any applicable interpretation of the staff of the SEC. The term "Applicable Law" means any federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or judgment, decree, rule, regulation or order of any federal, state local or other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign.

                  (ii) The Company shall:

                  (A) subject to Section 2(a)(iii)(F), below, prepare and file with the SEC no later than the Second Filing Date, a registration statement (the "Series A Exchange Offer Registration Statement") on an appropriate form under the Securities Act with respect to a proposed offer (the "Series A Exchange Offer") to the Series A Holders to issue and deliver to such Series A Holders, in exchange for the Series A Notes, a like aggregate principal amount of Exchange Securities, unless an exemption from such registration is available in which case the Company will prepare such documentation as is necessary or appropriate to commence the Series A Exchange Offer within such 30-day period;

                  (B) use its reasonable best efforts to cause the Series A Exchange Offer Registration Statement, if required, to become effective as promptly as practicable after the filing thereof, but in no event later than the Second Effectiveness Date;

                  (C) use its reasonable best efforts to keep the Series A Exchange Offer Registration Statement , if required, effective until the consummation of the Series A Exchange Offer pursuant to its terms; and

                  (D) unless the Series A Exchange Offer would not be permitted by a policy of the SEC, commence the Series A Exchange Offer and use its reasonable best efforts to, on or prior to 45 days after the Series A Exchange Offer Registration Statement is declared effective (or 45 days after the Series A Exchange Offer is commenced if no registration is required), consummate the Series A Exchange Offer and issue Exchange Securities in exchange for all Series A Notes tendered prior thereto in the Series A Exchange Offer.

                  (E) The Series A Exchange Offer shall not be subject to any conditions, other than that the Series A Exchange Offer does not violate Applicable Law or any applicable interpretation of the staff of the SEC.

                  (iii) The Company shall:

                  (A) subject to Section 2(a)(iii)(F), below, prepare and file with the SEC no later than the Third Filing Date, a registration statement (the "Series B Exchange Offer Registration Statement") on an appropriate form under the Securities Act with respect to a proposed offer (the "Series B Exchange Offer") to the Series B Holders to issue and deliver to such Series B Holders, in exchange for the Series B Notes, a like aggregate principal amount of Exchange Securities, unless an exemption from such registration is available in which case the Company will prepare such documentation as is necessary or appropriate to commence the Series B Exchange Offer within such 30-day period;

                  (B) use its reasonable best efforts to cause the Series B Exchange Offer Registration Statement, if required, to become effective as promptly as practicable after the filing thereof, but in no event later than the Second Effectiveness Date;

                  (C) use its reasonable best efforts to keep the Series B Exchange Offer Registration Statement , if required, effective until the consummation of the Series B Exchange Offer pursuant to its terms; and

                  (D) unless the Series B Exchange Offer would not be permitted by a policy of the SEC, commence the Series B Exchange Offer and use its reasonable best efforts to, on or prior to 45 days after the Series B Exchange Offer Registration Statement is declared effective (or 45 days after the Series B Exchange Offer is commenced if no registration is required), consummate the Series B Exchange Offer and issue Exchange Securities in exchange for all Series B Notes tendered prior thereto in the Series B Exchange Offer.

                  (E) The Series B Exchange Offer shall not be subject to any conditions, other than that the Series B Exchange Offer does not violate Applicable Law or any applicable interpretation of the staff of the SEC.

                  (F) Notwithstanding the foregoing provisions of this subsection 2(a)(iii) and Section 2(a)(ii), the Company may, if not prohibited by Applicable Law or regulatory interpretation thereof, combine the Series B Exchange Offer, the Series A Exchange Offer and the Initial Notes Exchange Offer (a "Combined Exchange Offer"); provided that in such event the provisions of Section 2(a)(i) shall apply to Initial Notes involved in the Combined Exchange Offer; provided further that with respect to the Series A Notes, the terms of the Series A Registration Rights Agreement shall apply to the Series A Notes included in the Combined Exchange Offer to the extent otherwise still applicable; and provided further that with respect to the Series B Notes, the terms of the Series B Registration Rights Agreement shall apply to the Series B Notes included in the Combined Exchange Offer to the extent otherwise still applicable.

                  (b) The Exchange Securities shall be issued under, and entitled to the benefits of, the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA).

                  (c) In connection with any Exchange Offer, the Company shall:

                  (i) mail to each Holder, each Series A Holder and each Series B Holder, if applicable, a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Offer Registration Statement, and any related documents;

                  (ii) keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders, Series A Holders and each Series B Holder, if applicable (or longer if required by Applicable Law);

                  (iii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                  (iv) permit Holders, Series A Holders and each Series B Holder, if applicable, to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

                  (v) otherwise comply with all laws applicable to the Exchange Offer.

                  (d) As soon as practicable after the close of the Exchange Offer, the Company shall:

                  (i) accept for exchange all Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer;

                  (ii) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

                  (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Notes, Exchange Securities equal in aggregate principal amount to the Notes of such Holder so accepted for exchange.

                  (e) Interest on each Exchange Security and each Private Exchange Security will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes. Each Exchange Security and each Private Exchange Security shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes surrendered in exchange therefor from time to time during such period.

                  (f) The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," containing a sum-mary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such "Plan of Distribution" section shall also allow the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including (without limitation) all Participating Brokers-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities. The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective and to amend and supplement the Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirement of the Securities Act for the shorter of (i) such period of time as such Persons must comply with such requirements in order to resell the Exchange Securities and (ii) the period ending when all Registrable Securities covered by the Exchange Offer Registration Statement have been sold pursuant thereto (the "Applicable Period").

                  (g) If, prior to consummation of the Exchange Offer, the Initial Purchaser holds any Initial Notes acquired by it and having the status as an unsold allotment in the initial distribution of the Initial Notes, the Company shall, upon the request of the Initial Purchaser, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue (pursuant to the same indenture as the Exchange Securities and subject to transfer restrictions thereon) and deliver to the Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser (the "Private Exchange"), a like principal amount of debt securities of the Company that are identical to the Exchange Securities (the "Private Exchange Securities"). The Private Exchange Securities shall bear the same CUSIP number as the Exchange Securities.

                  (h) The Company may require each Holder participating in the Exchange Offer to represent to the Company that, at the time of the consummation of the Exchange Offer: (i) any Exchange Securities received by such Holder in the Exchange Offer will be acquired in the ordinary course of its business; (ii) such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities within the meaning of the Securities Act or resale of the Exchange Securities in violation of the Securities Act; (iii) if such Holder is not a broker-dealer, that it is not engaged in and does not intend to engage in, the distribution of the Exchange Securities; (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of such Exchange Securities; and (v) if such Holder is an affiliate of the Company, that it will comply with the registration and prospectus delivery requirements of the Securities Act applicable to it.

                  (i) If: (i) prior to the consummation of the Exchange Offer, the Company or the Holders of a majority in aggregate principal amount of Registrable Securities determines in its or their reasonable judgment that (A) the Exchange Securities would not, upon receipt, be tradeable by the Holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable Blue Sky or state securities laws or (B) the interests of the Holders under this Agreement, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer; (ii) applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer; (iii) subsequent to the consummation of the Private Exchange, any Holder of Private Exchange Securities so requests; (iv) the Exchange Offer is not consummated within 225 days of the Closing Date for any reason; or (v) in the case of (A) any Holder prohibited by law or SEC policy from participating in the Exchange Offer, (B) any Holder participating in the Exchange Offer that receives Exchange Securities that may not be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) or (C) any broker-dealer that holds Initial Notes acquired directly from the Company or any of their respective affiliates and, in each such case contemplated by this clause (v), such Holder notifies the Company within 20 Business Days (provided that if a Holder has delivered a notice within such time period, any other Holder meeting the requirements set forth in clause (v)(A), (B) or (C) may thereafter submit a notice up to and including the date that is 20 Business Days following the Shelf Filing Date) following consummation of the Exchange Offer, then the Company shall promptly (and in any event within five Business Days) deliver to the Holders (or in the case of an occurrence of any event described in clause (v) of this Section 2(i), to any such Holder) and the Trustee notice thereof (the "Shelf Notice") and shall as promptly as possible thereafter (but in no event later than the Shelf Filing Date) file an Initial Shelf Registration pursuant to
Section 3; provided, that no Holder (other than the Initial Purchaser) shall be entitled to have Securities held by it covered by such Shelf Registration unless such Holder agrees to be bound by all of the provisions of this Agreement applicable to such Holder.

         3.       Shelf Registration.

                  If a Shelf Notice is required to be delivered pursuant to clause (i), (ii), (iii) or (iv) of Section 2(i), then this Section 3 shall apply to all Registrable Securities. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of this Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer, (ii) Notes held by any broker-dealer that acquired such Notes directly from the Company or any of their respective affiliates, and (iii) Exchange Securities that are not freely tradeable, in each case, as contemplated by clause (v) of Section 2(i).

                  (a) Initial Shelf Registration. The Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration") subject to the Company's right pursuant to Section 3(c) to exclude the Registrable Securities of Holders that have not provided the information required to be furnished by such Holders pursuant to Section 3(c) hereof. The Company shall file with the SEC the Initial Shelf Registration as promptly as possible following the occurrence of the event described in
         Section 2(i) which triggered such filing obligation, but in no event later than the Shelf Filing Date. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company (i) shall not permit any securities other than the Registrable Securities to be included in any Shelf Registration, and (ii) shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as promptly as practicable after the filing thereof (but in no event later than the Shelf Effectiveness Date) and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is 24 months after the date it is declared effective (subject to extension pursuant to the last paragraph of Section 5) (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act, (iii) such Registrable Securities are eligible for resale pursuant to Rule 144(k) under the Securities Act or
         (iv) there ceases to be any outstanding Registrable Securities.

                  (b) Subsequent Shelf Registrations. If any Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Registrable Securities registered thereunder), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness file an amendment to the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as promptly as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration, and any previously filed Subsequent Shelf Registration, was previously effective.

                  (c) Provision of Information. The Company may exclude from any Shelf Registration the Registrable Securities of any Holder who, without a reasonable basis, fails to furnish to the Company in writing, within 20 days after receipt of a written request therefor, the information specified in Item 507 or 508, as applicable, of Regulation S-K under the Securities Act for use in connection with any Shelf Registration or Prospectus or preliminary prospectus included therein. No such Holder shall be entitled to liquidated damages pursuant to
         Section 4 unless and until such Holder shall have provided such information. Each Holder whose Registrable Securities are to be included in a Shelf Registration Statement agrees to promptly furnish to the Company all additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         4.       Liquidated Damages.

                  (a) The Company acknowledges and agrees that the Holders will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Company fails to fulfill its obligations hereunder. Accordingly, in the event of such failure, the Company agrees to pay liquidated damages to each Holder under the circumstances and to the extent set forth below:

                  (i) if the Exchange Offer Registration Statement has not been filed with the SEC on or prior to the Initial Filing Date, Second Filing Date, if applicable, or the Third Filing Date, if applicable;

                  (ii) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Date, the Second Effectiveness Date, if applicable, or the Third Effectiveness Date, if applicable; or

                  (iii) if the Company has not exchanged Exchange Securities for all Notes validly tendered in accordance with the terms of the Exchange Offer within 45 days after the date on which the Exchange Offer Registration Statement is declared effective by the SEC, or within 45 days after the commencement of a Series A Exchange Offer if no Series A Exchange Offer Registration Statement is required;

                  (iv) if obligated to file an Initial Shelf Registration and the Company fails to file such Initial Shelf Registration with the SEC on or prior to Shelf Filing Date;

                  (v) if an Initial Shelf Registration is filed and such Initial Shelf Registration is not declared effective on or prior to the Shelf Effectiveness Date; or

                  (vi) if a Shelf Registration is filed and declared effective by the SEC but thereafter ceases to be effective without being succeeded within 30 days by a Subsequent Shelf Registration filed and declared effective;

(each of the foregoing an "Event," and the date on which the Event occurs being referred to herein as an "Event Date").

                  Upon the occurrence of any Event, the Company shall pay, or cause to be paid, in addition to amounts otherwise due under the Indenture and the Registrable Securities, as liquidated damages, and not as a penalty, to each Holder for each weekly period beginning on the Event Date an amount equal to the Weekly Liquidated Damages Amount per $1,000 principal amount of Registrable Securities held by such Holder; provided, that such liquidated damages will, in each case, cease to accrue (subject to the occurrence of another Event) on the date on which all Events have been cured. An Event under clause (i) above shall be cured on the date that the Exchange Offer Registration Statement (or, if an Initial Shelf Registration is required to be filed pursuant to clause (i), (ii) or (iii) of Section 2(i), the date that such Initial Shelf Registration) is filed with the SEC; an Event under clause (ii) above shall be cured on the date that the Exchange Offer Registration Statement (or, if an Initial Shelf Registration is required to be filed pursuant to clause (i), (ii) or (iii) of
Section 2(i), the date that such Initial Shelf Registration) is declared effective by the SEC; an Event under clause (iii) above shall be cured on the earlier of the date (A) the Exchange Offer is consummated with respect to all Notes validly tendered or (B) the Company delivers a Shelf Notice to the Holders and the Trustee pursuant to clause (i), (ii) or (iii) of Section 2(i); an Event under clause (iv) above shall be cured on the date that such Initial Shelf Registration is filed with the SEC; an Event under clause (v) above shall be cured on the date that such Initial Shelf Registration is declared effective by the SEC; and an Event under clause (vi) above shall be cured on the earlier of
(1) the date on which the applicable Shelf Registration is no longer subject to an order suspending the effectiveness thereof or proceedings relating thereto or
(2) a new Subsequent Shelf Registration is declared effective.

                  (b) The Company shall notify the Trustee within five Business Days after each Event Date. The Company shall pay the liquidated damages due on the Registrable Securi-ties by depositing with the Trustee, in trust, for the benefit of the Holders thereof, by 12:00 noon, New York City time, on or before the applicable semi-annual interest payment date for the Registrable Securities, immediately available funds in sums sufficient to pay the liquidated damages then due. The liquidated damages amount due shall be payable in the same manner as interest payments on the Notes on each interest payment date to the record Holder entitled to receive the interest payment to be made on such date as set forth in the Indenture.

         5.       Registration Procedures.

                  In connection with the registration of any Securities pursuant to Sections 2 or 3, the Company shall effect such registrations to permit the sale of such Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

                  (a) Prepare and file with the SEC, as soon as practicable after the date hereof but in any event on or prior to the Filing Date, with respect to an Exchange Offer Registration Statement, and on or prior to the Shelf Filing Date, with respect to a Shelf Registration, as prescribed by Sections 2 and 3, respectively, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain continuously effective as provided in this Agreement; provided, that if (i) such filing is pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, (A) the Company shall notify the Holders of the Registrable Securities covered by such Registration Statement, their Special Counsel, each Participating Broker-Dealer, the managing underwriters, if any, and their counsel of such filing at least five Business Days prior to making such filing, (B) if requested, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their Special Counsel, each Participating Broker-Dealer, the managing underwriters, if any, and their counsel a reasonable opportunity to review, and shall make available for inspection by such Persons, copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed and such financial and other information and books and records of the Company, as shall be necessary, in the opinion of Special Counsel and the respective counsels to such Participating Broker-Dealers and underwriters, to conduct a reasonable due diligence investigation within the meaning of the Securities Act, and (C) the Company shall cause the members, managers, officers, directors and employees of the Company, and counsel and independent certified public accountants of the Company, to respond to such inquiries, as shall be necessary, in the opinion of Special Counsel and the respective counsels to such Participating Broker-Dealers and underwriters, to conduct a reasonable due diligence investigation within the meaning of the Securities Act. The Company may require each Holder to agree in writing to keep confidential any non-public information relating to the Company received by such Holder, to refrain from using such information as the basis for any market transactions in the Securities of the Company and not to disclose such information (other than to an affiliate or prospective purchaser who agrees in writing to respect the confidentiality provisions of this Section 5(a)) until such information has been made generally available to the public unless the release of such information is required by law or necessary to respond to inquiries of regulatory authorities. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their Special Counsel, any Participating Broker-Dealer or the managing underwriters, if any, or their counsel shall reasonably object to such filing within five Business Days after receipt of the Company's notice of filing described above in this Section 5(a). A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act.

                  (b) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Securities) to be qualified under the TIA not later than the effective date of the first Registration Statement; in connection therewith, effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

                  (c) Prepare and file with the SEC such pre-effective amendments and post-effective amendments to the Registration Statement as may be necessary in order to cause the Registration Statement to become effective and to keep such Registration Statement continuously effective for the time periods required hereby; cause the related Prospectus to be supplemented by any Prospectus supplement required by Applicable Law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, and comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable thereto with respect to the disposition of all securities covered by such Registration Statement, as so amended, or in such Prospectus, as so supplemented, in accordance with the intended methods of distribution set forth in such Registration Statement, as so amended, and such Prospectus, as so supplemented.

                  (d) Furnish to such selling Holders and Participating Broker-Dealers who so request (i) upon the Company's receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits (including exhibits incorporated by reference) to such Registration Statement and each such amendment and supplement), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each prelimi-nary prospectus and each supplement thereto), and such reasonable number of copies of the final Prospectus as filed by the Company pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act, and (iv) such other documents (including any amendments and supplements required to be filed pursuant to Section 5(c) and any documents incorporated therein by reference and all exhibits thereto, including exhibits incorporated by reference), as any such Person may reasonably request. The Company hereby consents to the use of the Prospectus by each of the selling Holders of Registrable Securities and by each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

                  (e) If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Registrable Securities, their Special Counsel, each Participating Broker-Dealer and the managing underwriters, if any, promptly (but in any event within five Business Days), and, if requested by such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or Registration Statement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if, at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities, the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) below cease to be true and correct in any material respect, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the contemplation, initiation or threatening of any proceeding for such purpose, (v) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference to be untrue in any material respect or that requires the making of any additions to or changes in such Registration Statement, Prospectus or documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate, and (vii) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto.

                  (f) Use its reasonable best efforts to register or qualify, and, if applicable, to cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, Registrable Securities to be included in a Registration Statement for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or the managing underwriters reasonably request in writing; and, if Securities are offered other than through an Underwritten Offering, the Company shall cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(f) at the expense of the Company; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (i) register or qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (iii) take any action that would subject it to general taxation in respect of doing business in any such jurisdiction where it is not then so subject.

                  (g) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Securities for sale in any jurisdiction, and, if any such order is issued, use its best efforts to obtain the withdrawal or lifting of any such order at the earliest possible time.

                  (h) If (i) a Shelf Registration is filed pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, and if requested by the managing underwriters, if any, such Participating Broker-Dealer or the Holders of a majority in aggregate principal amount of the Registrable Securities, (A) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders reasonably request to be included therein as required to comply with any Applicable Law and (B) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of such matters required by Applicable Law to be incorporated in such Prospectus supplement or post-effective amendment.

                  (i) If (i) a Shelf Registration is filed pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, cooperate with the selling Holders, such Participating Broker-Dealer and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, such Participating Broker-Dealer or the Holders may request.

                  (j) If (i) a Shelf Registration is filed pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by Section 5(e)(v), 5(e)(vi) or 5(e)(vii), as promptly as practicable prepare a post-effective amendment to the Registration Statement, a supplement to the related Prospectus or a supplement or amendment to any such document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use its reasonable best efforts to cause such post-effective amendment to be declared effective as soon as practicable.

                  (k) Use its reasonable best efforts to cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if appropriate, and if so requested by the holders of a majority in aggregate principal amount of Securities covered by such Registration Statement or the managing underwriters, if any.

                  (l) Prior to the effective date of the first Registration Statement relating to the Securities, (i) provide the applicable trustee with printed certificates for the Securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for each of the Securities.

                  (m) Use its reasonable best efforts to cause all Securities covered by such Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Company are then listed.

                  (n) If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of Registrable Securities being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries, if any, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by Company to underwriters in Underwritten Offerings, and confirm the same if and when reasonably requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Registrable Securities being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings;
(iii) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters and each selling Holder, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings and such other matters as reasonably requested by underwriters; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries, if any, made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company.

                  (o) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing on the first day of the fiscal quarter following each fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (p) Upon consummation of an Exchange Offer or Private Exchange, obtain an opinion of counsel to the Company (in form, scope and substance reasonably satisfactory to the Initial Purchaser), addressed to all Holders participating in the Exchange Offer or Private Exchange, as the case may be, to the effect that (i) the Company has duly authorized, executed and delivered the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture and (ii) the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement may be subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (B) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                  (q) If an Exchange Offer or Private Exchange is to be consummated, upon delivery of the Registrable Securities by such Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or caused to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, and in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

                  (r) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

                  (s) Use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                  Each Holder and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Securities that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 5(e)(ii), 5(e)(iv), 5(e)(v), 5(e)(vi) or 5(e)(vii), such Holder will forthwith discontinue disposition (in the jurisdictions specified in a notice of a 5(e)(iv) event, and elsewhere in a notice of a 5(e)(ii), 5(e)(v), 5(e)(vi) or 5(e)(vii) event) of such Securities covered by such Registration Statement or Prospectus until the earlier of (i) such Holder's receipt of the copies of the amended or supplemented Prospectus contemplated by
Section 5(j); or (ii) the time such Holder is advised in writing (the "Advice") by the Company that offers or sales in a particular jurisdiction may be resumed, or that the use of the applicable Prospectus may be resumed, as the case may be, and has received copies of any amendments or supplements thereto. If so directed by the Company in such notice, each Holder and each Participating Broker-Dealer will deliver to the Company (at the Company's expense) all copies of the Prospectus covering such Securities that was current at the time of such Holder's or Participating Broker-Dealer's receipt of such notice. If the Company shall give such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of such Securities covered by such Registration Statement shall have received (x) the copies of the amended or supplemented Prospectus contemplated by Section 5(j) or (y) the Advice.

         6.       Registration Expenses.

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Exchange Offer is consummated or the Exchange Offer Registration Statement or a Shelf Registration is filed or becomes effective, including, without limitation:

                  (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD and (B) fees and expenses of com-pliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Securities, or (y) as provided in Section 5(f), in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period));

                  (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or of such Exchange Securities, as the case may be);

                  (iii) messenger, telephone, duplication, word processing and delivery expenses incurred by the Company in the performance of its obligations hereunder;

                  (iv) fees and disbursements of counsel for the Company and, subject to Section 6(b), the Holders;

                  (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                  (vi) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the NASD, but only where the need for such a "qualified independent underwriter" arises due to a relationship with the Company;

                  (vii) Securities Act liability insurance, if the Company so desires such insurance;

                  (viii) fees and expenses of all other Persons, including special experts, retained by the Company; internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expenses of any annual audit; and

                  (ix) rating agency fees and the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange.

                  (b) The Company shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in any Registration Statement and other reasonable and necessary out-of-pocket expenses of the Holders incurred in connection with the registration of the Registrable Securities.

         7.       Indemnification.

                  (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless each Holder, Series A Holder, Series B Holder and each Participating Broker-Dealer, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (any of such persons being hereinafter referred to as a "controlling person")) each such Holder, Series A Holder, Series B Holder and any such Participating Broker-Dealer and the members, managers, officers, directors, partners, employees, representatives and agents of each such Holder, Series A Holder, Series B Holder, Participating Broker-Dealer and controlling person (collectively, the "Holder Indemnified Parties"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus, Prospectus or form of prospectus, or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company by such Holder or Participating Broker-Dealer expressly for use therein; provided, that the Company shall not be liable under the indemnity provided in this Section 7(a) to any Holder Indemnified Party for any Losses that (A) result solely from an untrue statement of a material fact contained in, or the omission of a material fact from, any preliminary prospectus, which untrue statement or omission was corrected in the Prospectus (as then amended or supplemented) if it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (1) such Holder Indemnified Party sold the Securities to the person alleging such Loss and failed to send or give, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented), if required by law to have so delivered it, and (2) the Company had previously furnished copies of the corrected Prospectus to such Holder Indemnified Party within a reasonable amount of time prior to such sale or such confirmation, and (3) the corrected Prospectus, if delivered, would have been a complete defense against the person asserting such Loss. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their members, managers, officers, directors, agents and employees and each of their respective controlling persons to the same extent as provided above with respect to the indemnification of the Holder Indemnified Parties.

                  (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement, preliminary prospectus, Prospectus or form of prospectus, or any amendment or supplement thereto, in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably request for use in connection with any such Registration Statement, preliminary prospectus, Prospectus or form of prospectus, any amendment or supplement thereto, and shall, severally and not jointly, without limitation as to time, indemnify and hold harmless the Company, its members, managers, directors, officers, agents and employees, each controlling person of the Company and the members, man-agers, directors, officers, agents or employees of such controlling persons, to the fullest extent lawful, from and against any and all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, preliminary prospectus, Prospectus or form of prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact is contained in or omitted from any information so furnished in writing by such Holder to the Company expressly for use in any Registration Statement, preliminary prospectus, Prospectus or form of prospectus, or any amendment or supplement thereto. In no event shall the liability of any selling Holder be greater in amount than such Holder's Maximum Contribution Amount (as defined below).

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnification hereunder (an "indemnified party"), such indemnified party shall promptly notify the party or parties from which such indemnification is sought (the "indemnifying parties") in writing; provided, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the indemnifying parties have been prejudiced materially by such failure.

                  The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party, within 20 Business Days after receipt of written notice from such indemnified party of such Proceeding, to assume, at their expense, the defense of any such Proceeding; provided, that an indemnified party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the indemnifying parties have agreed to pay such fees and expenses;
(ii) the indemnifying parties shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such indemnified party; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party and one or more indemnifying parties (or any affiliates or controlling persons of any of the indemnifying parties), and such indemnified party shall have been advised by counsel that there may be one or more defenses available to such indemnified party that are in addition to, or in conflict with, those defenses available to the indemnifying party or such affiliate or controlling person (in which case, if such indemnified party notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying parties; it being understood, however, that, the indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party).

                  No indemnifying party shall be liable for any settlement of any such Proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such Proceeding, each indemnifying party agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all Losses by reason of such settlement or judgment. The indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder (whether or not any indemnified party is a party thereto).

                  (d) Contribution. If the indemnification provided for in this
Section 7 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 7), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and such indemnified party, on the other hand, from the sale of Registrable Securities, or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an indemnified party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 7(a) or 7(b) was available to such party.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder's Maximum Contribution Amount. A selling Holder's "Maximum Contribution Amount" shall equal the excess, if any, of (i) the aggregate proceeds received by such Holder pursuant to the sale of the Registrable Securities giving rise to such indemnification obligation over
(ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 7(d) are sev-
eral in proportion to the respective principal amount of the Registrable Securities held by each Holder hereunder and not joint.

                  The indemnity and contribution agreements contained in this
Section 7 are in addition to any liability that the indemnifying parties otherwise may have to the indemnified parties.

         8.       Rule 144 and Rule 144A.

                  The Company covenants that (a) during any period that it is required to file reports under the Securities Act or the Exchange Act, it shall file all reports required to be filed by it in a timely manner in order to permit resales of Registrable Securities pursuant to Rule 144 under the Securities Act and (b) during any period that it is not required to file such reports, it shall, upon the request of any Holder, make available to each Holder or beneficial owner of Registrable Securities and to any prospective purchaser of Registrable Securities designated by such Holder or beneficial owner the information required by Rule 144A(d)(4) under the Securities Act to permit resales of Registrable Securities pursuant to Rule 144A. The Company shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether such Issuer has complied with such information requirements. Nothing in this Section 8 shall be deemed to require the Company to register any Securities pursuant to the Exchange Act.

         9.       Underwritten Registrations.

                  If any of the Registrable Securities covered by any Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering with the consent of the Company, which consent shall not be unreasonably withheld or delayed.

                  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         10.      Miscellaneous.

                  (a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement (other than an Event), each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchaser, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for loss incurred by reason of such as breach by the Company and hereby further agrees that, in the event of any action for specific performance in respect of such a breach by the Company, the Company shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Company has not entered into, as of the date hereof, and shall not enter into, after the date of this Agreement, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. For the avoidance of doubt, nothing in this Agreement shall limit the Company's ability to register shares underlying stock options granted to the Company's directors, officers and employees in the ordinary course of the Company's business.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities; provided, that Sections 4(a) and 7 shall not be amended, modified or supplemented, and waivers or consents to departures from this proviso may not be given, unless the Company has obtained the written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, certified first-class mail with return receipt requested, next-day air courier or facsimile:

                  (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 10(d), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar (as defined in the Indenture); and

                  (ii) if to the Company, initially at Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010, facsimile number (212) 598-4869, Attention: Chief Financial Officer, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, facsimile number (212) 310-8007, Attention: Andrea A. Bernstein, Esq., and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10(d).

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier, if sent by next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in the Indenture.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. When a reference is made in this Agreement to a Section, paragraph, subparagraph, Schedule or Exhibit, such reference shall mean a Section, paragraph, subparagraph, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used in this Agreement shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 5, 2003. The words "hereof," "herein," "herewith," "hereby" and "hereunder" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (h) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF NEW YORK CIVIL PRACTICE LAWS AND RULES. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENER-

ALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE INITIAL PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their respective best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company in respect of securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter except that (i) the Series A Registration Rights Agreement shall continue to apply to the Series A Notes as noted herein and (ii) the Series B Registration Rights Agreement shall continue to apply to the Series B Notes as noted herein.

                  (k) Attorneys' Fees. In any Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the courts, shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                  (l) Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of the principal amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than Holders deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (m) Third Party Beneficiaries. The Series A Holders and the Series B Holders shall be third party beneficiaries of the terms of this Agreement to the extent that they are participants in any Exchange Offer pursuant to this Agreement.

                       [signature pages follow this page]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     LEUCADIA NATIONAL CORPORATION

                                     By: /s/ Joseph A. Orlando
                                        ------------------------------
                                        Name:  Joseph A. Orlando
                                        Title: Vice President and
                                               Chief Financial Officer

JEFFERIES & COMPANY, INC.

By: /s/ Andrew Whittaker
    -----------------------
    Name:  Andrew Whittaker
    Title: Vice Chairman

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